EXHIBIT 2.8

                          CERTIFICATE OF MERGER
                                 MERGING
                STARNET COMMUNICATIONS INTERNATIONAL INC.
                                  INTO
             STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.

             ----------------------------------------------

     Starnet Communications International (DE), Inc., a Delaware corporation (the "Surviving Corporation"), DOES HEREBY CERTIFY:

     FIRST:    An agreement of merger (the "Plan of Merger") has been
approved, adopted, certified, executed and acknowledged by each of the Surviving Corporation and Starnet Communications International Inc., a Nevada corporation, in accordance with Sections 141(f), 228 and 252(c) of the Delaware General Corporation Law.

     SECOND:   Starnet Communications International (DE) Inc. shall be
the surviving corporation.

     THIRD:    The Certificate of Incorporation of Starnet Communications
International (DE) Inc. shall be the certificate of incorporation of the Surviving Corporation, except that upon the consummation of the merger, the name of the Surviving Corporation shall be changed to Starnet Communications International Inc. and Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended to read:

          FIRST:    The name of the corporation is Starnet Communications
International Inc.

     FORTH:    The executed Plan of Merger is on file at the principal
place of business of the Surviving Corporation, which is:

                    Starnet Communications International Inc.
                    425 Carrall Street, Mezzanine Level
                    Vancouver, B.C., Canada
                    V6B 6E3

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A copy of the Plan of Merger will be provided by the Surviving
Corporation, on request and without cost, to any stockholder of either constituent corporation.

     FIFTH:    The authorized capital stock of Starnet Communications
International Inc. prior to the effective date of the merger is 200,000,000 shares.

     IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate to be signed and acknowledged by its President this 10th day of March, 1997.

                         STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.



                         /s/ JASON BOLDUC
                         -----------------------------------------
[CORPORATE SEAL]         Jason Bolduc, President









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